Exhibit 99.1

Aspen Aerogels, Inc. Reports Fourth Quarter 2015 and Fiscal 2015 Financial Results

NORTHBOROUGH, Mass., February 25, 2016 – Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen Aerogels”) today announced financial results for its fourth quarter of 2015 and full year 2015, which ended December 31, 2015, and discussed business highlights from the quarter.

Total revenue for the quarter of $37.4 million reflected growth of 34% compared to the fourth quarter last year. On a GAAP basis, fourth quarter net income (loss) was $1.6 million compared to $(2.7) million in the fourth quarter of 2014. GAAP net income (loss) per share (“GAAP EPS”) for the quarter was $0.07 compared to $(0.12) in the fourth quarter of 2014.

Total revenue for the year of $122.5 million reflected growth of 20% compared to last year. On a GAAP basis, annual net income (loss) was $(6.4) million compared to $(66.3) million in 2014. GAAP EPS for the year was $(0.28) compared to $(5.37) in 2014.

Adjusted EBITDA for the fourth quarter was $5.4 million, compared to $1.3 million in the fourth quarter of 2014. Adjusted EBITDA for 2015 was $9.1 million, compared to $3.0 million in 2014. A reconciliation of Adjusted EBITDA to net income (loss) is provided in the financial schedules that are part of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter 2015 Highlights

•	Record total revenue of $37.4 million

•	Record gross profit of $9.9 million and gross margin of 26%

•	Record Adjusted EBITDA of $5.4 million

•	Record net income and positive GAAP EPS, a first since Aspen Aerogels’ IPO in 2014

“We are pleased with our fourth quarter results given the challenging energy environment. We achieved record quarterly revenue, gross profit and Adjusted EBITDA supported by a favorable product mix and solid manufacturing performance. We operated our East Providence plant at full capacity during the quarter and output from our third manufacturing line continues to exceed our expectations. Our 34% revenue growth rate reflected strong demand in the subsea, Asian and European markets,” said Don Young, President and CEO of Aspen Aerogels.

“2015 was an important year for Aspen Aerogels. We commenced operation of our third manufacturing line in East Providence, Rhode Island, and selected Statesboro, Georgia as the site for our second manufacturing facility. We won our first large scale LNG project, made inroads in the district heating market, and accelerated efforts to broaden and diversify our markets. We achieved strong revenue growth, significant improvements in profitability and exited the year with over $32 million in cash and a clean balance sheet. Our business remains strong and we are committed to performing well in a tough market during 2016,” continued Mr. Young.

2016 Financial Outlook

Aspen Aerogels reaffirms its 2016 full year outlook:

•	Total revenue is expected to range between $117 million and $122 million

•	Adjusted EBITDA is expected to range between $11.5 million and $13.0 million

•	GAAP EPS is expected to range between $(0.06) and $(0.15) per share

Our 2016 outlook assumes depreciation and amortization of between $9.6 million and $9.9 million, stock based compensation of between $5.0 million and $5.2 million, interest expense of $0.2 million, and weighted average shares of common stock outstanding of 23.2 million for the full year.

Aspen Aerogels may incur charges, realize gains or losses, incur financing costs or experience other events in 2016 that could cause actual results to vary materially from this outlook. In addition, the timing of projects may have a significant impact on quarterly and annual revenue and profitability and can be difficult to predict.

Conference Call Notification

A conference call with Aspen Aerogels management to discuss the fourth quarter and full year results and business highlights will be webcast at 5:00 pm EST on February 25, 2016. During the call, management will respond to questions concerning, but not limited to, Aspen Aerogels’ financial performance, business conditions and industry outlook. Management’s discussion and responses could contain information that has not been previously disclosed. The conference call will be available live as a listen-only webcast and will be hosted at the Investors section of the Aspen Aerogels website, www.aerogel.com. In addition, you may call 877-201-0168 (toll free, U.S. & Canada only) passcode “39247592”, or +1 647-788-4901 (international) passcode “39247592”, to listen to the live webcast.

Following the live event, an archived version of the webcast will be available on the Aspen Aerogels website for convenient on-demand replay.

A copy of this press release is posted in the Investors section on the Aspen Aerogels website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen Aerogels provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). These non-GAAP financial measures include Adjusted EBITDA. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen Aerogels’ core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen Aerogels’ annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen Aerogels’ ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen Aerogels’ ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen Aerogels’ operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen Aerogels’ GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen Aerogels’ financial results presented in accordance with GAAP. In this press release, Aspen Aerogels has provided a reconciliation of each non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen Aerogels’ financial statements and publicly-filed reports in their entirety and not rely on any single measure.

About Aspen Aerogels, Inc.

Aspen Aerogels is an energy technology company that designs, develops and manufactures innovative, high-performance aerogel insulation used primarily in large-scale energy infrastructure facilities. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its Cryogel®, Pyrogel® and Spaceloft® products at its East Providence, R.I. facility.

Special Note Regarding Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen Aerogels’ 2016 Financial Outlook. These statements are not historical facts but rather are based on Aspen Aerogels’ current expectations, estimates and projections regarding Aspen Aerogels’ business, operations and other factors relating thereto, including with respect to the 2016 Financial Outlook. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen Aerogels’ expectations about revenue, expenses, margins, Adjusted EBITDA and GAAP EPS; beliefs about the general health of Aspen Aerogels’ business, future operating performance on an annual and quarterly basis; accounting assumptions involved in arriving at the expectations, and expectations about Aspen Aerogels’ proposed second manufacturing facility. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: any sustained downturn in the energy industry and/or energy prices; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located; any failure to achieve an increase in production capacity that Aspen Aerogels’ growth plan requires in a timely manner; any failure of demand for Aspen Aerogels’ products; any failure to achieve expected average selling prices for Aspen Aerogels’ products; the failure to obtain significant additional capital to pursue Aspen Aerogels’ growth strategy; the failure of our products to become widely adopted; the competition Aspen Aerogels faces in its business; the failure to manage Aspen Aerogels’ growth, and the demands that growth places on Aspen Aerogels’ management systems and infrastructure; any failure of Aspen Aerogels’ products to meet applicable specifications and other performance, safety, technical and delivery requirements; the failure of Aspen Aerogels to achieve anticipated improvement in profit margins; the general economic conditions and cyclical demands in the markets that Aspen Aerogels serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; shortages of raw materials; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2014 and filed with the Securities and Exchange Commission (“SEC”) on March 13, 2015, as updated in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and filed with the SEC on November 6, 2015, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen Aerogels does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	December 31, 2015	December 31, 2014

Assets
Current assets:
Cash and cash equivalents	$32,804	$49,719
Accounts receivable, net	20,624	17,924
Inventories	6,532	4,897
Prepaids and other current assets	1,687	836

Total current assets	61,647	73,376
Property, plant, and equipment, net	78,322	71,492
Other long-term assets	105	175

Total assets	$140,074	$145,043

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,684	$14,202
Accrued expenses	5,568	5,588
Deferred revenue	681	292
Other current liabilities	476	126

Total current liabilities	17,409	20,208
Other long-term liabilities	191	1,119

Total liabilities	17,600	21,327
Total stockholders’ equity	122,474	123,716

Total liabilities and stockholders’ equity	$140,074	$145,043

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and In thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Revenues:
Product	$36,641	$27,284	$120,532	$99,259
Research services	743	700	1,986	3,140

Total revenue	37,384	27,984	122,518	102,399

Cost of revenue:
Product	27,190	22,361	96,865	83,677
Research services	342	387	1,005	1,642

Gross profit	9,852	5,236	24,648	17,080
Operating expenses:
Research and development	1,252	1,519	5,253	5,980
Sales and marketing	2,715	2,418	10,562	10,290
General and administrative	4,201	3,958	15,068	16,853

Total operating expenses	8,168	7,895	30,883	33,123

Income (loss) from operations	1,684	(2,659)	(6,235)	(16,043)
Interest (expense) income	(46)	(56)	(182)	(50,281)

Total other (expense) income	(46)	(56)	(182)	(50,281)

Net income (loss)	$1,638	$(2,715)	$(6,417)	$(66,324)

Net income (loss) per share:

Basic	$0.07	$(0.12)	$(0.28)	$(5.37)

Diluted	$0.07	$(0.12)	$(0.28)	$(5.37)

Weighted-average common shares outstanding:

Basic	23,052,722	22,992,273	22,986,931	12,349,456

Diluted	23,110,657	22,992,273	22,986,931	12,349,456

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(amounts in thousands)

Product shipments in square feet	11,867	9,976	42,246	38,222

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of the non-GAAP financial measure included in the Aspen Aerogels, Inc. press release dated February 25, 2016 to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time, that we do not believe are indicative of our core operating performance. These other adjustments currently include loss on disposal of assets.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(amounts in thousands)

Net income (loss)	$1,638	$(2,715)	$(6,417)	$(66,324)
Depreciation and amortization	2,465	2,492	9,887	10,183
Stock-based compensation	1,238	1,382	5,413	8,781
Interest expense	46	56	182	50,281
Loss on disposal of assets	—	104	—	119

Adjusted EBITDA	$5,387	$1,319	$9,065	$3,040

CONTACT: Investor Relations Contact: Shawn Severson, Phone: (415) 489-2198, Fax: (415) 217-7721, shawn@blueshirtgroup.com